EXHIBIT 16.1

September 27, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the section headed, “Changes in registrant’s certifying accountant,” included in Amendment No. 3 to the Registration Statement on Form F-1 dated September 27, 2013, of GFI Software S.A. and are in agreement with the disclosure relating to Ernst & Young Malta Limited contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young Malta Limited